SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 1995


                         FISCHER-WATT GOLD COMPANY, INC.
    -----------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


           NEVADA                0-17386               88-0227654
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(State or other jurisdiction   (Commission          (I.R.S. Employer
       of incorporation)        file number)         Identification No.)

1621 North 3rd Street, Suite. 1000    Coeur d'Alene, Idaho     83814
-----------------------------------------------------------------------
     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code  208-664-6757
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                                        1

Item 2.  Acquisition or Disposition of Assets.
------   -------------------------------------

On August 28, 1995, Fischer-Watt Gold Company, Inc. ("FWG") entered into an agreement with Greenstone Resources Ltd., ("Greenstone") to acquire the Oronorte property in northern Colombia, which includes the El Limon Mine, an underground gold mine, and the rights to several exploration concessions effective August 24, 1995.

On October 20, 1995, FWG closed the acquisition from Greenstone. All of the outstanding shares of Greenstone Resources of Colombia Ltd. ("GRC"), a Bermuda corporation were acquired. GRC owns 61,540,000 shares of Compania Minera Oronorte S.A.("Oronorte"). FWG completed the acquisition of 470,000 shares of Oronorte from Minas Santa Rosa, a subsidiary of Greenstone. Also on such date, FWG completed the acquisition of 2,800,000 shares of Oronorte from Dual Resources. This significant acquisition resulted in FWG owning, directly or indirectly, 99.9% of Oronorte, which owns the El Limon Mine, a small underground gold mine in the Department of Antioquia, Colombia. FWG assumed operational control of Oronorte on August 24, 1995.

In exchange for the various interests in Oronorte, FWG conveyed to Greenstone, all of its interests in Minerales de Copan S.A. de C.V., ("Copan") which included shares and options to purchase shares totaling approximately eight percent of Copan. Copan owns the San Andres Mine in Honduras. FWG's non-recourse debt to Greenstone of $115,000 was canceled in connection with this conveyance.

The amount of consideration was not determined by reference to any particular principle, but rather was determined solely as the result of extensive arm's-length negotiations.

Subsequent to this acquisition, on April 24, 1996, Mr. Peter Bojtos became Vice President and Vice Chairman of the Board of Directors for FWG. From August 1993 until August 1995, Mr. Bojtos was President and Chief Executive Officer of Greenstone.

Item 7.  Financial Statements and Exhibits.
-------  ----------------------------------

(a)  Financial Statements of Business Acquired.
     ------------------------------------------

          (1) Greenstone Resources Ltd. of Colombia Consolidated Balance Sheets as of December 31, 1995 and 1994 and the related Consolidated Statements of Income (Loss) and Accumulated Deficit and of Consolidated Statements of the two years in the Period Ended December 31, 1995 and the Independant Auditor's Report. See pages 4-23.

(b)  Pro Forma Financial Information.
     --------------------------------

          (1) Fischer-Watt Gold Company, Inc. Pro Forma Condensed Consolidated Balance Sheet (unaudited) January 31, 1996. See page 24.

          (2) Fischer-Watt Gold Company, Inc. Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended January 31, 1996. See page 25.

          (3) Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited). See pages 26 & 27.

(c)  Exhibits
     ---------
Exhibit    Item
No.        601 Code    Exhibit
-------    --------    -------

1           2       Closing    Agreement    dated   October   20,   1995   among
                    Fischer-Watt  Gold Company,  Inc.,and  Greenstone  Resources
                    Canada Ltd., and Greenstone  Resources Ltd. Filed as exhibit
                    1.2 to Form 8-K filed November 3, 1995 and incorporated herein by reference.

          The following Schedules are a part of the Closing Agreement dated October 20, 1995 among Fischer-Watt Gold Company, Inc., and Greenstone Resources Canada Ltd., and Greenstone Resources Ltd., and will be provided to the Commission upon request.

          Schedule 1 Assets of Greenstone of Colombia as at the Effective Time
          Schedule 2 Liabilities of Greenstone of Colombia as at the Effective Time, including known contingent liabilities
          Schedule 3   Copan Interests

2           2       August  28,   1995  agreement  between   Fischer-  Watt Gold
                    Company,   Inc.,  and  Greenstone  Resources  Ltd.,  whereby
                    Fischer-Watt agrees to purchase 100% of Greenstone Resources
                    Ltd.'s   wholly-owned   Colombian   branch,   Greenstone  of
                    Colombia,   filed  as  Exhibit  2.2  to  Form  10-QSB  filed
                    September 15, 1995 and incorporated herein by reference.

                      GREENSTONE RESOURCES LTD. OF COLOMBIA


                        Consolidated Financial Statements

                           December 31, 1995 and 1994

                   With Independent Auditors' Reports Thereon

                      GREENSTONE RESOURCES OF COLOMBIA LTD.


Table of Contents


Independent Auditors' Reports

Consolidated Balance Sheets
Consolidated Statements of Income
Consolidated Statements of Changes in Financial Position
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

                          Independent Auditors' Report
                         ------------------------------

The Board of Directors and Shareholders
Greenstone Resources Ltd.

We have audited the accompanying consolidated balance sheets of Greenstone Resources of Colombia Ltd., Colombian Branch of Greenstone Resources Ltd., as of December 31, 1995 and 1994, and the related consolidated statements of income
(loss) and accumulated deficit, changes in financial position and cash flows for each of the years in the two-year period ended December 31, 1995. These financial statements are the responsibility of the Branch management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards in Colombia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were unable to obtain sufficient evidence supporting the balance payable to Home Office Greenstone Resources Ltd by Ps 3,259,172 thousands at December 31, 1994, and we were not able to satisfy ourselves as to the amount using other auditing procedures.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to examine evidence regarding the balance with Greenstone Resources Ltd, the financial statements referred to in the first paragraph above present fairly, in all material respects, the financial position of Greenstone Resources Ltd. as of December 31, 1995 and 1994, and the results of its operations, changes in its financial position and cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles in Colombia.

Generally accepted accounting principles in Colombia vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for each of the years in the two-year period ended December 31 1995 and branch' equity as of December 31, 1995 and 1994, to the extent summarized in note 12 to the financial statements.

The accompanying financial statements have been prepared assuming that the Branch will continue as a going concern. As discussed in Note 1 to the financial statements, the Branch has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

                                                  /s/ Luis Eduardo Nino Cortes

                                                      Luis Eduardo Nino Cortes
                                                      T.P. 3164-T

Medellin, Colombia
August 5, 1996

                        Greenstone Resources of Colombia
                           Consolidated Balance Sheets
                            December 31, 1995 & 1996

                                        Assets
                                                          1995             1995          1994
                                                          ----             ----          ----
                                                     Thousands of          Thousands of constant
                                                     U.S. dollars              Colombian pesos
                                                     (convenience
                                                      translation)
Current Assets:
  Cash and cash equivalents ........................ US $     140  Ps      138,143      184,191
  Accounts receivable, net (note2) .................          743          734,240      488,605
  Inventories (note 4) .............................          553          546,179      579,322
  Prepaid expenses .................................           11           10,783        8,124
                                                          -------        ---------    ---------
                                                            1,447        1,429,345    1,260,242
                                                          -------        ---------    ---------

Depletable assets, net (note 5) ....................        1,662        1,641,423    2,278,516
Property, plant and equipment, net
  (note 6) .........................................        1,984        1,959,139    2,511,822
Other assets .......................................         --                 24        6,329
                                                          -------        ---------    ---------
                                                     US $   5,093  Ps    5,029,931    6,056,908
                                                          =======        =========    =========
Memorandum accounts ................................ US $   4,912  Ps    4,851,373    4,352,091
                                                          =======        =========    =========
                         Liabilities and Branch's Equity
Current Liabilities:
  Notes payable to banks ...........................         --            --             6,621
  Current installments of long-term
    debt (note 7) ..................................           60           59,250      634,030
  Accounts payable and accured
    expenses (note 8) ..............................          911          899,376      455,009
                                                          -------        ---------    ---------
               Total current liabilities ...........          971          958,626    1,095,660

Due to related parties (note 3) ....................        4,015        3,965,251    3,259,172
Long-term debt, excluding current
    installments (note 7) ..........................         --            --            62,126
                                                          -------        ---------    ---------
               Total liabilities ...................        4,986        4,923,876    4,416,958
                                                          -------        ---------    ---------
Minority interest ..................................          342          337,356      429,104

Branch's equity (note 9)
  Assigned capital .................................        4,475        4,419,402    4,419,402
  Reserves .........................................         --                465          465
  Equity revaluation ...............................        2,540        2,509,049    3,098,022
  Accumulated deficit ..............................       (7,250)      (7,160,218)  (6,307,044)
                                                          -------        ---------    ---------
               Branch's equity, net ................         (235)        (231,302)   1,210,845

Commitments and contingencies (note 10)
                                                     US $   5,093  Ps    5,029,931    6,056,908
                                                          =======        =========    =========
Memorandum Accounts ................................ US $   4,912  Ps    4,851,373    4,352,091
                                                          =======        =========    =========

See accompanying notes to consolidated financial statements.

                      GREENSTONE RESOURCES LTD. OF COLOMBIA
        Consolidated Statements of Income (Loss) and Accumulated Deficit
                     Years ended December 31, 1995, and 1994

                                                                           1995                      1995                   1994
                                                                           ----                      ----                   ----
                                                                         Thousands of           Thousands of constant
                                                                         U.S. dollars               Colombian pesos
                                                                        (convenience
                                                                         translation)

Net sales .....................................................     US    $     3,150     Ps       3,111,247              3,335,978
Costs and expenses:
  Production costs ............................................                (2,627)            (2,594,714)            (3,235,152)
  Administrative expenses .....................................                  (532)              (525,246)            (1,124,478)
  Selling expenses ............................................                  (486)              (479,942)              (326,401)
  Depreciation,depletion, and .................................                  (681)              (672,408)            (1,050,486)
    amortization
  Provision inventories .......................................                  (162)              (160,000)                  --
  Provision for sales settlements .............................                  --                     --                 (145,322)
                                                                          -----------            -----------            -----------
                                                                               (4,488)            (4,432,310)            (5,881,839)

               Operating Loss .................................                (1,338)            (1,321,063)            (2,545,861)

Other income (expense)
  Other income ................................................                   338                333,700                 25,360
  Gain (loss) on sale of assets ...............................                   110                108,619                   --
  Foreign exchange ............................................                   292                287,959                237,674
  Other .......................................................                  (683)              (674,727)               (19,347)
  Interest expense ............................................                  (167)              (164,600)              (597,625)
  Net monetary correction (note 11) ...........................                 1,514              1,495,482               (372,581)
                                                                          -----------            -----------            -----------
                                                                                1,404              1,386,433               (726,519)

Income (loss) before income taxes .............................                    66                 65,370             (3,272,380)

Provision for income taxes ....................................                  (214)              (211,251)                 4,674
                                                                          -----------            -----------            -----------
               Net loss .......................................                  (148)              (145,881)            (3,267,705)

Accumulated deficit at begining of
   period .....................................................                (6,386)            (6,307,044)            (5,496,237)

Effect of revaluing to constant pesos .........................                  (716)              (707,293)             2,456,899
                                                                          -----------            -----------            -----------
          Accumulated deficit at end
          of period ...........................................     US    $    (7,250)    Ps      (7,160,218)            (6,307,044)
                                                                          ===========            ===========            ===========

See accompanying notes to consolidated financial statements.


                      GREENSTONE RESOURCES LTD. OF COLOMBIA
            Consolidated Statements of changes in financial position
                     Years ended December 31, 1995, and 1994
                                                                             1995                    1995                  1994
                                                                             ----                    ----                  ----
                                                                           Thousands of               Thousands of constant
                                                                           U.S. dollars                   Colombian pesos
                                                                           (convenience
                                                                            translation)
Uses of working capital:
  Net Loss ....................................................       US  $       148       Ps       145,882              3,267,705
  Items that do not us working capital:
   Depreciation, amortization, and
    depletion .................................................                  (681)              (672,408)            (1,050,486)
   Loss in sale of property, plant
    and equipment .............................................                   110                108,619                (30,706)
   inventory Provision ........................................                  (162)              (160,000)              (155,157)
   Inflation adjustments, net .................................                 1,729              1,707,466               (232,022)
                                                                          -----------            -----------            -----------
               Working capital used
               by operations ..................................                 1,144              1,129,559              1,799,334

  Purchases of property, plant and
   equipment ..................................................                    40                 39,152                111,160
  Increase in depletable asset ................................                  --                     --                1,005,011
  Increase in deferred charges ................................                  --                     --                  186,867
  Decrease in long-term debt ..................................                  --                     --                   68,124
  Decrease in minority interest ...............................                    22                 21,667                   --
  Decrease value added tax payable ............................                  --                     --                   79,392
  Increase in working capital .................................                   222                219,070                451,697
                                                                          -----------            -----------            -----------
                                                                                1,428              1,409,448              3,701,585
                                                                          ===========            ===========            ===========
Sources of working capital:
  Decrease other assets .......................................       US  $         5       Ps         5,270                 58,871
  Proceeds form sales of property,
   plant and equipment ........................................                   115                113,830                 62,410
  Increase long-term debt .....................................                    53                 51,980                   --
  Increase in minority interest ...............................                  --                     --                  429,104
  Increase in due to related parties ..........................                 1,254              1,238,368              3,151,200
                                                                          -----------            -----------            -----------
                                                                                1,427              1,409,448              3,701,585
                                                                          ===========            ===========            ===========

Changes in components of working capital:
  Increase(decrease) in current assets:
    Cash and cash equivalents .................................                   (16)      Ps       (15,966)               169,612
    Accounts receivable .......................................                   330                325,434                (42,895)
    Due from related parties ..................................                  --                     --                 (101,716)
    Inventories ...............................................                   (53)               (52,475)               (28,310)
    Prepaid expenses ..........................................                     4                  3,986                (52,706)
                                                                          -----------            -----------            -----------
                                                                                  265                260,979                (56,014)
Increase (decrease) in current liabilities:
  Notes payable to banks ......................................                    (6)                (5,540)              (670,449)
  Currents installments of
   long-term debt .............................................                  (477)              (471,230)               634,030
  Accounts payable and
   accrued expenses ...........................................                   525                518,679               (242,485)
  Income Tax ..................................................                  --                     --                 (228,808)
                                                                          -----------            -----------            -----------
                                                                                   42                 41,909               (507,711)
                                                                          -----------            -----------            -----------
                                                                      US  $       223                219,070                451,697
                                                                          ===========            ===========            ===========

See accompanying notes to consolidated financial statements

                      GREENSTONE RESOURCES LTD. OF COLOMBIA
                      Consolidated Statements of cash flows
                     Years ended December 31, 1995, and 1994
                                                                                 1995              1995                    1994
                                                                                 ----              ----                     ----
                                                                             Thousands of             Thousands of constant
                                                                              U.S. dollars               Colombian pesos
                                                                             (convenience
                                                                              translation)
 Cash flows form operating activities:
  Net loss ...........................................................  US  $     (148)   Ps   (145,882)                 (3,267,705)
   Adjustments to reconcile net loss to
   net cash provided (used) by
   operating activities:
     Depreciation, amoritization, and
      depletion ......................................................             681          672,408                   1,050,486
     Inventory provision .............................................             162          160,000                     155,157
     Net monetary inflation adjustment ...............................          (1,729)      (1,707,466)                    232,021

 Changes in operational assets and liabilities:
  Accounts receivable ................................................            (330)        (325,434)                     42,896
  Due from related Companies .........................................           1,254        1,238,368                        --
  Inventories ........................................................              53           52,475                      28,310
  Prepaid expenses ...................................................              (4)          (3,986)                     52,706
  Accounts payable and accrued expenses ..............................             (31)         (30,789)                    (94,938)
  Income tax payable .................................................            --               --                      (308,199)
  Decrease in other assets ...........................................               5            5,270                      58,871
                                                                            ----------       ----------                  ----------
               Net cash provided by
               operating activities ..................................  US  $      (85)   Ps    (85,036)                 (2,050,395)
                                                                            ==========       ==========                  ==========
Cash flows from investing activities:
  Increase in depletable assets ......................................            --               --                    (1,005,011)
  Purchases of property, plant
   and equipment .....................................................              40           39,152                      68,124
  Increase in deferred charges .......................................            --               --                      (141,865)
  Procceds from sale of property,
   plant and equipment ...............................................             115          113,830                      62,124
                                                                            ----------       ----------                  ----------
               Net cash provided by
               investing activities ..................................             155          152,982                    (897,600)
                                                                            ==========       ==========                  ==========
Cash flows from financing activities:
  Increase (decrease) repayments of notes
   payable and long term .............................................             (53)         (51,980)                     68,124
  Increase in due to related parties .................................            --               --                     3,049,483
                                                                            ----------       ----------                  ----------
               Net cash provided by
               financing activities ..................................             (53)         (51,980)                  3,117,607
                                                                            ==========       ==========                  ==========
               Net increase in cash
               and cash equivalents ..................................              16           15,966                     169,612

Cash and cash equivalents at the
 beginning of the period .............................................             186          184,191                      17,737
Constant pesos adjustment ............................................             (63)         (62,014)                     (3,158)
                                                                            ----------       ----------                  ----------
  Cash and cash equivalents at the
    end of the period ................................................  US  $      140    Ps    138,143                     184,191
                                                                            ==========       ==========                  ==========
Supplemental discloure of cash flow information-cash paid:
   Interest paid .....................................................             167          164,600                     533,237
                                                                            ----------       ----------                  ----------
   Tax paid ..........................................................             137          135,488                     162,752
                                                                            ----------       ----------                  ----------

See accompanying notes to consolidated financial statements.

                      GREENSTONE RESOURCES LTD. OF COLOMBIA
                   Notes to consolidated financial statements
                                December 31, 1995
               (Expressed in thousamd of constant Colombian pesos)

(1) Operations and summary of significant accounting principles:
    ------------------------------------------------------------

Reporting entity
----------------

Greenstone Resources Ltd. of Colombia is a branch of Greenstone Resources Canada Ltd., a Canadian corporation, legally incorporated in the city of Santafe de Bogota in Colombia on September 11, 1987. On October 20, 1995, Fischer-Watt Gold Company, Inc. acquired from subsidiaries of Greenstone Resources Ltd. the branch Greenstone Resources Ltd. of Colombia

Its main objective is to perform activities in connection with the exploration, extraction, exploitation and sale of minerals. The Branch produces concentrates with contents of gold and silver minerals, which or are totally exported to Nippon Mining Co. Ltd., based on a contract entered into with this entity on June 25, 1990.

Operations
----------

In November 1990 the Branch finished the installation of its plant and initiated its operating activities during December 1990. The Branch has suffered recurring losses from operations, which exceeds 50% of the assigned capital, and has an accumulative deficit at December 31, 1995. In order to solve these matters, the home office has confirmed its support increasing the working capital with the purpose of permitting to the Branch to recover its capital deficiency and the payment of unpaid balances with financial entities, suppliers and tax.

Convenience translation (unaudited)
-----------------------------------

For the convenience of the reader, the financial statements of the Branch contain translations of certain Colombian peso amounts into US dollars at the December 31, 1995 exchange rate of 986.75 pesos per US$ dollar, the rate reported by the Superintendency of Banks. No representation is made that the Colombian peso amounts have been, could have been, or could be converted into US dollars at such a rate or any other rates.

Significant accounting principles
----------------------------------

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in Colombia:

(a) Basis of consolidation
    ----------------------

The consolidated financial statements include the financial statements of Greenstone Resources Ltd. of Colombia and its 94.92% owned subsidiary, Compania Minera Oronorte S.A. All significant intercompany balances and transactions have been eliminated in consolidation.

(b) Inflation accounting
    --------------------

Consolidated financial statements are adjusted for the effects of inflation on the basis of changes in the official Colombian middle income consumer Price Index ("CPI") established by the National Administrative Statistics Department. This index is applied, on a one- month lagging basis, to non-monetary assets and liabilities, Branch's equity and revenue and expense accounts. Monetary balances are not adjusted because they reflect purchasing power of the currency at the balance sheet date. Foreign currency balances are not adjusted since they are translated into Colombian pesos at the date of the balance sheet and consequently reflect the purchasing power of the currency on that date.

The resulting net gain or loss from exposure to inflation is reflected as "Net Monetary Correction" in the statement of operations. Accordingly, the "Net Monetary Correction" reflected in the statements of operations of the Branch is the result of netting or offsetting the following items:

 .              a credit for inflation affecting non-monetary assets;

 .              a charge for inflation affecting non-monetary liabilities
               and Branch's equity; and

 .              charges and credits representing inflation adjustments
               made to revenue and expense items, respectively. Such adjustments are included in the individual expense and income captions in the statements of operations.

Since monetary inflation adjustments are offset in the Net Monetary Correction account in the statements of operations, the net effect on net income or loss from the expense and income inflation adjustments is zero. Therefore, the only impact on the statements of operations of the effects of inflation is attributable to the restatement of non-monetary assets,liabilities and branch equity accounts.

Unless expressly stated otherwise, the financial information included in the accompanying financial statements and notes thereto for all periods presented has been restated into constant Colombian pesos as of December 31, 1995 in order to express all financial information in purchasing power as of that date. The rate of inflation and the CPI factor applied to the Branch's nominal financial statements data for each period is as follows:
                                Rate of inflation                  CPI constant
                                for the fiscal period              peso factor
                                ---------------------              -----------

           Year ended December 31, 1994                              1,1952
           Year ended December 31, 1995         19,52%               1,0000

(c) Cash and cash equivalents
    -------------------------

Short-term investments with original maturities of three months or less are considered cash equivalents for the purposes of the cash flow statements due to their high liquidity.

(d) Inventories
    -----------

Ore, concentrate and broken ore inventory are valued at de lower of average production cost or net realizable value.

Material and supplies are valued at the lower of average cost or replacement value.

(e) Depletable assets
    -----------------

The Branch records its interest in mineral projects and areas of geological interest at cost less expenses recoveried and receipts from exploration agreements. Exploration costs, and development costs, are deferred until the project to which the related expense is placed in production or abandoned. Deferred costs are amortized over the economic life of the project following commencement of production, by reference to the ratio of units produced to total estimated production (proven and probable reserves), or written off if the mineral properties or projects are sold or abandoned.

(f) Property, plant and equipment
    -----------------------------

Property, plant and equipment are recorded at cost, adjusted for inflation after January 1, 1992. Depreciation of property, plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets, as follows:

                                                                 Years
                                                                 -----
             Buildings                                             20
             Office equipment                                      10
             Computers and communication equipment                  5
             Vehicles                                               5

(g) Lease payments
    --------------

Lease payments are recorded as expense. The total liability under lease contracts is recorded in memorandum accounts. The leased asset is only booked when the purchase option is exercised.

(h) Deferred charges
    ----------------

Deferred charges consist of incorporation costs and expenses during the period of settlement and pre-operations adjusted for inflation.

The total amount is amortized over a period not exceeding five years from the start of the production stage that was in December 1990.

(i) Minority interest
    -----------------

Minority interest includes minority ownership in Compania Minera
Oronorte S. A.

(j) Labor liabilities
    -----------------

Labor liabilities are adjusted on the basis of legal regulations.

(k) Income tax
    ----------

Income tax is determined on the basis of estimates. The provision for income tax which is charged to the statement of loss includes a minimum tax on imputed income of 5% of the equity taxable at rate of 30%.

(l) Revenue recognition
    -------------------

Revenue  is  recognized   when  tittle  passes  to  the  purchaser.   Subsequent
adjustments based on final weights and assays are recorded when determined.

(m) Use of estimates
    ----------------

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(n) Foreing currency transactions
    -----------------------------

Foreing currency transactions are accounted for at the average market exchange rate in effect on the date of each transaction. Balances receivable or payable at the end of the period are adjusted to such exchange rate in effect on those dates as published by the Superintendency of Banking.

(2) Accounts receivable
    -------------------

The following is a summary of accounts receivable as of December 31:
                                             1995                      1994
                                             ----                      ----
Trade                              Ps       308,868                   413,922
Income tax                                  367,352                    56,428
Interest                                       --                       3,708
Other                                        58,020                    14,547
                                            -------                   -------
                                   Ps       734,240                   488,605
                                            =======                   =======

(3) Operations  with related parties
    --------------------------------
The following is a summary of the balances with related parties as of December 31 :
                                             1995                      1994
                                             ----                      ----
Greenstone Resources Canada       Ps       3,218,962                3,259,172
Fischer Watt Gold                            746,289                    --
                                           ---------                ---------
                                  Ps       3,965,251                3,259,172
                                           =========                =========
(4) Inventories
    -----------
Inventories consist of the following:
                                              1995                     1994

Finished products and
products in process                 Ps       338,209                   203,929
Supplies, material and spare parts           360,540                   374,807
Material and spare parts in transit            7,430                       586
                                             -------                   -------
                                    Ps       706,179                   579,322
Less - Allowance                             160,000                      --
                                             -------                   -------
                                             546,179                   579,322
                                             =======                   =======

(5) Depletable assets
    -----------------
Depletable assets consist of the following:

                                              1995                      1994
                                              ----                      ----
Capitalized exploration and
development cost                    Ps     4,896,891                 4,741,269
Less accumulated depletion                 3,255,468                 2,462,753
                                           ---------                 ---------
                                    Ps     1,641,423                 2,278,516
                                           =========                 =========

Depletion expense was Ps 28,424 and Ps 307,256 for the year ended December 31, 1995 and year ended December 31, 1994, respectively.

(6) Property, plant and equipment
    -----------------------------

Property, plant and equipment consist of the following:

                                              1995                      1994
                                              ----                      ----

Land                                Ps        35,988                    35,973
Buildings                                  1,160,263                 1,250,639
Machinery and equipment                    3,551,572                 3,517,340
Furniture and fixtures                       175,535                   169,483
Transportation equipment                      53,987                    52,305

Machinery in transit                          42,696                      --
                                           ---------                ---------
                                           5,020,041                5,025,740
Less accumulated depreciation              3,060,902                2,513,918
                                           ---------                ---------
                                     Ps    1,959,139                2,511,822
                                           =========                =========

Depreciation expense was Ps 700.832 and Ps 624,764 for the year ended December 31, 1995 and year ended December 31, 1994, respectivyle.

(7) Long - term debt
    ----------------
Long - term debt consists of the following:
                                               1995                    1994
                                               ----                    ----
Loans payable to banks and
     corporations in Colombian  pesos,
     interest rate between 26% and 39%,
     maturing in 1996                 Ps      59,250                634,030
Loan payable to bank in Colombian
     pesos with interest of 36.31%,
     collateralized by certain equipment.         --                 62,126
                                             -------               --------
                                              59,250                696,156
Less current installments                     59,250                634,030
                                             -------                -------
     Long-term debt , excluding
     current installments             Ps         --                  62,126
                                             =======                =======

(8)  Accounts payable and accrued expenses
     -------------------------------------
Accounts payable and accrued expenses consist of the following:
                                               1995                   1994
                                               ----                   ----
       Suppliers                     Ps      326,753                  95,794
       Interest                                  --                    8,504
       Professional fees                      12,139                  37,082
       Technical services                     13,275                  10,317
       Insurance                              36,518                  10,415
       Labor liabilities                      35,282                  20,486
       Withholding taxes                      97,766                     --
       Royalties                              41,709                     --
       Other                                 335,934                 272,411
                                             -------                  ------
                                     Ps      899,376                 455,009
                                             =======                 =======

(9)  Assigned capital
     ----------------
In accordance with current regulations, the Branch will be required to maintain a legal reserve, setting aside a minimum of 10% of net income each year until the reserve reaches 50% of the subscribed capital. Amounts appropriated to legal reserve cannot be reduced below 50% of the subscribed capital unless they are applied to cover losses in excess of retained earnings.

In accordance with exchange control provisions in effect, there is no limit on dividend remittances abroad. Article 133 of the law 6 of 1992 established a rate of 8% withholding at source on remittance of dividends or equity earned by companies or other foreign entities without a domicile in the country. This rate was effective through 1995, decreased to 7% for 1996 and thereafter.

(10) Commitments and contingencies
     -----------------------------
The Branch has signed financial leasing agreements with purchase options for the acquisition of drilling equipment. with maturities up to the year 1998. The minimum leasing payments as of December 31, 1995 are as follows:

               1996     Ps               186,012
               1997                      172,796
               1998                       26,679
                                         -------
                        Ps               385,487

The Branch is subject to various legal proceedings, claims and liabilities which arise in the ordinary course of its business amounting to Ps 45,000 approximately for labor claims. In the opinion of management, the amount of the ultimate liability with respect to these actions will not have a material adverse effect on the Branch's results of operations, cash flow or financial position.

The tax return for the taxable years 1993, 1994 and 1995, and the exchange declarations for exchange currency corresponding to the years 1995, 1994, 1993 and part of the year 1992, are subject to inspection by the tax authorities.

(11) Monetary Correction
     -------------------
The effect of inflation on the affected accounts in the financial statements during the years ended December 31, follows:

                                                      1995               1994
Balance sheets:
     Inventories                             Ps      113,947           130,490
     Property, plant and equipment,net               523,520           321,096
     Deferred charges and depletable
     assets, net                                     577,667           247,680
     Revaluation of branch's equity                   (7,840)       (1,023,497)
                                                   ---------         ---------
                                                   1,207,294          (324,231)
Operations:
     Revenues                                       (109,528)         (511,742)
     Cost and expenses                               397,716           463,392
                                                   ---------         ---------
Income (expense), net                        Ps    1,495,482         (372,581)
                                                   =========         =========

(12) Summary of the Significant Differences between Colombian and
     ------------------------------------------------------------
United States Accounting Principles
-----------------------------------

The Branch's financial statements are prepared in accordance with Colombian generally accepted accounting principles (Colombian GAAP), which differ in certain significant respects from accounting principles generally accepted in the United States (US GAAP) as described below. The effects of price - level adjustments have not been eliminated in the reconciliation to US GAAP not has the Branch reflected monetary gains or losses associated with the various US GAAP adjustments.

All material differences between Colombian GAAP and US GAAP and the effect on net loss and total Branch's equity are presented below. The explanation of the adjustments is described after the effect on the branch's equity.

(a)  Reconciliation of net loss
     --------------------------
                                                1995                  1994
                                                ----                  ----
Net loss reported under
  Colombian GAAP                     Ps       145,882               2,734,024
US GAAP adjustments for:
(a) Deferred charges                             --                  (388,384)
(b) Lease properties                         (158,080)                (35,623)
(c) Depletable assets                        (231,076)                 53,565
(d) Deferred taxes                           (255,106)                   --

Less provision                                255,106                    --
                                             --------               ---------
Net (income) loss under US GAAP      Ps      (243,275)              2,363,582
                                             ========               =========

(b) Reconciliation of Branch's equity
    ---------------------------------
                                                1995                  1994
                                                ----                  ----
Branch's equity reported under
  Colombian GAAP                     Ps      (231,301)              1,013,089
US GAAP adjustments for:
(a) Inflation adjustments                      33,201                 184,935
(b) Deferred charges                             --                      --
(c) Lease properties                          196,041                  37,961
(d) Depletable assets                         663,371                 432,295
                                             --------               ---------
Branch's equity under US GAAP       Ps        661,312               1,668,280
                                             ========               =========

(c) Analysis of changes in Branch's equity
    --------------------------------------
                                                1995                  1994
                                                ----                  ----
Balance at beginning of period         Ps    1,668,280            4,218,258
Effects of constant peso restatement        (1,250,243)            (186,396)
Net  income (loss)                             243,275           (2,363,582)
                                            ----------            ---------
Balance at end of period               Ps      661,312            1,668,280
                                            ==========            =========

(a) Inflation adjustments
    ---------------------

In accordance with Colombian GAAP, accounting for the effects of inflation has been required and regulated by Colombian law since January 1, 1992. The balances of non monetary assets as well as the balances of equity and statement of income accounts, must be adjusted in accordance with changes in the country's general consumer price index. Financial statements are adjusted for inflation under US GAAP when an entity operates in a hyperinflationary environment. The US GAAP adjustment required represents providing the cumulative inflation adjustment on the entity's non monetary assets for inflation occurring prior to January 1, 1992.

(b) Deferred Charges
    ----------------

The Branch has capitalized certain costs as deferred charges. Under US GAAP such costs would be expensed as incurred.

(c) Capital Leases
    --------------

Under Colombian GAAP, lease payments are recorded as expense. The total liability under lease contracts is recorded in memorandum accounts. The leased asset is only recorded when the purchase option is exercised.

Under US GAAP, the cost of equipment under capital leases is recorded as an asset and a liability is recorded for the present value of minimum lease payments at the inception of the lease. This equipment is depreciated over the estimated useful life of the asset.

(d) Depletion
    ---------

Under Colombian GAAP, depletion of depletable assets is determinated by reference to the ratio of units produced to total estimated proved reserves production.

Under US GAAP, depletion is determinated by reference to the ratio of units produced to total estimated proven and probable reserves production.

(e) Deferred Tax
    ------------

The Branch has not recorded deferred income tax for its recurring losses due to the question of its ability to continue as a going concern.

Effect of Constant Peso Restatement
-----------------------------------

To give effect to the change in the constant peso restatement to reflect the changes in beginning and ending Branch's equity.


Additional Requirements required by US GAAP
-------------------------------------------

(a) Concentration of Credit Risk
    ----------------------------

Financial instruments which potentially subject the Branch to concentration of credit risk consist principally of accounts receivable resulting from the single customer. The Branch does not require collateral or other security to support receivables. The balance of receivables as of December 31, 1995 was collected during 1996.

(b) Accounting for Impairment of Long-lived Assets and for
 -------------------------------------------------------Long-lived assets to be Disposed of
-----------------------------------

Effective for fiscal years beginning after December 15, 1995 SFAS No.121 requires that long-lived assets and certain identifiable intangibles held by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Branch after quantifying the impact of SFAS 121, will not required to record an impairment loss, given that their expected future cash flows will cover the carrying amount of their long-lived assets.

(c) Fair Value of Financial Instruments
    -----------------------------------

The carrying amounts of cash and cash equivalents, trade and other receivables and accounts payables approximate fair value because of the short maturity of these instruments.

                         Fischer-Watt Gold Company, Inc.
                 Pro Forma Condensed Consolidated Balance Sheets
                                   (unaudited)
                                January 31, 1996

                                                                        HISTORICAL                   PRO FORMA
                                                                ---------------------------    ---------------------------
                                                                     FWG            GRC         ADJUSTMENTS     COMBINED
                                                                               (A)
CURRENT ASSETS:
  Cash .......................................................   $   126,000    $   140,000    $               $   266,000
  Accounts receivable ........................................        33,000        743,000                        776,000
  Due from related parties ...................................       853,000           --       (755,000)(2)        98,000
  Inventories ................................................          --          553,000       52,000(4)        605,000
  Other current assets .......................................         8,000         11,000                         19,000
                                                                ------------    -----------                    -----------
         Total current assets ................................     1,020,000      1,447,000                      1,764,000

MINERAL ASSETS ...............................................     1,661,000      1,662,000     (122,000)(1,3)   3,201,000
                                                                                                          (4)
PROPERTY, PLANT & EQUIPMENT
  Equipment ..................................................        50,000      2,000,000     (461,000)(1,4)   1,589,000
  Less: Accumulated
  depreciation ...............................................       (32,000)       (17,000)      17,000 (3,4)    (32,000)
                                                                ------------    -----------                   -----------
      Property, plant and
      equipment, net .........................................        18,000      1,984,000                      1,557,000

OTHER ASSETS
  Investments ................................................     1,257,000           --       (1,257,000)(2)      --
  Other ......................................................        27,000          1,000         23,000 (4)     51,000
                                                                ------------    -----------                    -----------
         Total assets: ....................................... $   3,983,000    $ 5,093,000                    $ 6,573,000
                                                                ------------    -----------                    -----------
CURRENT LIABILITIES:
  Accounts payable and
    accrued expenses ......................................... $    628,000     $   911,000       593,000(1,4) $ 2,132,000
  Intercompany payables ......................................          --        4,015,000    (3,715,000)(1,2,4 ) 300,000
  Notes payable to others ....................................       125,000           --                          125,000
  Notes payable to banks .....................................          --           60,000                         60,000
  Income payable .............................................        96,000           --                           96,000
                                                                ------------    -----------                    -----------
         Total liabilities: .................................. $     849,000    $ 4,986,000                    $ 2,713,000
                                                                ------------    -----------                    -----------

Minority Interest ............................................          --          342,000      (342,000)(1,4)      --

SHAREHOLDER'S EQUITY
         (DEFICIT) ........................................... $  3,134,000     $  (235,000) $    961,000(1,2) $ 3,860,000
                                                                -----------     -----------              (3,4)  ----------
Total liabilities and
  shareholder's equity ....................................... $  3,983,000     $ 5,093,000                    $ 6,573,000
                                                               ------------     -----------                     -----------

See notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

                         Fischer-Watt Gold Company, Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                                   (unaudited)
                                January 31, 1996

                                                                                  HISTORICAL                 PRO FORMA
                                                                          ----------------------------   -------------------------
                                                                              FWG              GRC        ADJUSTMENTS    COMBINED
                                                                                                               (A)
REVENUES:

SALES OF PRECIOUS METALS ..............................................   $       --      $  3,150,000      192,000(4)   $3,342,000

COSTS APPLICABLE TO SALES .............................................           --         3,956,000     (320,000)(2)   3,636,000
                                                                                                                  (3,4)
GAIN ON SALE OF MINERAL
INTERESTS .............................................................      1,528,000            --                      1,528,000


COSTS & EXPENSES:
  Abandoned and impaired
    mineral interests .................................................        267,000                                      267,000
  Selling, general
    and administrative ................................................        241,000         532,000     (211,000)(2,4)   562,000
  Exploration .........................................................          3,000            --                          3,000
 Other expense (net) ..................................................         74,000         402,000     (163,000)(4)     313,000
                                                                          ------------    ------------                   ----------
INCOME (LOSS)FROM OPERATIONS ..........................................        943,000      (1,740,000)                      89,000
                                                                          ------------    ------------                   ----------

OTHER INCOME (EXPENSE):
 Gain(loss) on sale of
   trading securities .................................................        206,000                                      206,000
 Interest expense, net ................................................        (26,000)      1,514,000   (1,561,000)(4)     (73,000)
 Currency exchange
  gains, net ..........................................................           --           292,000      158,000(2,4)    450,000
                                                                          ------------    ------------                   ----------

NET INCOME (LOSS) BEFORE TAXES ........................................      1,123,000          66,000                      672,000

TAX PROVISION .........................................................        (93,000)       (214,000)     149,000        (158,000)
                                                                          ------------    ------------                   ----------
NET INCOME (LOSS) .....................................................    $ 1,030,000   $    (148,000)                 $   514,000
                                                                          ------------    ------------                   ----------
EARNINGS PER SHARE ....................................................    $       .07            --                    $       .03

WEIGHTED AVERAGE ......................................................     14,883,000            --                     14,883,000
SHARES OUTSTANDING


See notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

                         Fischer-Watt Gold Company, Inc.
         Notes to Pro-Forma Condensed Consolidated Financial Statements
                                   (unaudited)


Note A- Pro-Forma Adjustments

(1) To reflect the acquistion of GRC and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The components of the purchase price and its allocation to the assets and liabilities of GRC are as follows:

         Components of purchase price:
                    Value of net interests in Minerales de Copan, S.A. de C.V.              $  885,000
                    Note payable assumed                                                       300,000
                    Acquistion and organization costs incurred                                  72,000
                                                                                             ---------
                               Total purchase price                                         $1,257,000
                                                                                             =========

         Allocation of purchase price:
                    Reduction in mineral interests                                          $ (546,000)
                    Reduction in equipment                                                    (636,000)
                    Increase in contingent reserves                                           (500,000)
                    Reduction in intercompany payables                                       2,765,000
                    Reduction in minority interest                                             552,000
                    Elimination of shareholder's deficit                                      (378,000)
                                                                                            ----------
                               Allocated Purchase Price                                     $1,257,000
                                                                                             =========

(2)      Elimination of intercompany balances:

                               Intercompany payables                                           755,000
                               Intercompany receivables                                       (755,000)

                               Common Stock                                                  1,257,000
                               Investments                                                  (1,257,000)

                               Intercompany payables                                           198,000
                               Selling, general, and administrative                            (68,000)
                               Currency exchange gains, net                                   (130,000)

(3)      Reduction of depletion and depreciation for purchase price allocation adjustment over 14 years:

                               Mineral interests                                                67,000
                               Accumulated depreciation                                         16,000
                               Costs applicable to sales                                       (83,000)

(4)      Adjustment to reflect restatement of GRC amounts discovered after purchase:

                  Balance Sheet:
                               Inventories                                                  $   52,000
                               Mineral interests                                               357,000
                               Equipment                                                       175,000
                               Accumulated depreciation                                          1,000
                               Other assets                                                     23,000
                               Accounts payable                                                (93,000)

                                       24



                               Intercompany payables                                          (3,000)
                               Minority interest                                            (210,000)
                               Shareholder's equity                                         (951,000)

                  Statement of Operations:
                               Sales of precious metals                                     (192,000)
                               Costs applicable to sales                                    (169,000)
                               Selling, general, and administrative                         (211,000)
                               Other expense                                                (163,000)
                               Interest expense, net                                       1,561,000
                               Currency exchange gains, net                                  (28,000)
                               Tax provision                                                (149,000)



                              Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Fischer-Watt Gold Company, Inc.

                                        /s/ Michele D. Wood
                                        ---------------------------------------
Dated May 27, 1997                      Michele D. Wood, Chief Financial Officer



                                       25